PAGE 1
                                                           EXHIBIT 22


                    NAVISTAR INTERNATIONAL CORPORATION
                             AND SUBSIDIARIES
                    ----------------------------------
                      SUBSIDIARIES OF THE REGISTRANT
                          AS OF OCTOBER 31, 1993


                                                               STATE OR
                                                              COUNTRY IN
                                                                 WHICH
                                                              SUBSIDIARY
                                                               ORGANIZED
                                                             ------------
Subsidiary included in the financial
  Statements, which is 100% owned:
    Navistar International Transportation Corp. ........       Delaware


Subsidiaries that are 100% owned by Navistar
  International Transportation Corp.:
      Navistar International Corporation Canada ........        Canada
      Navistar Financial Corporation ...................       Delaware
      Harbour Assurance Company of Bermuda Limited .....        Bermuda


     Subsidiaries and corporate joint ventures not shown by name in the above listing, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary. Financial information for the domestic and foreign finance and insurance subsidiaries appears as supplemental information on the Statement of Income (Loss), Statement of Financial Condition and Statement of Cash Flow in the 1993 Annual Report to Shareowners.























                                    E-6